Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 3, 2011, by and among GOOD EARTH LAND SALES COMPANY, a Florida corporation (collectively with its predecessors, the “Company”), PETIE MAGUIRE, an individual (the “Controlling Stockholder”) and TRESOR JEWELLERY GROUP LIMITED, a BVI company (the “Investor”). Each of the Company, the Controlling Stockholder and the Investor is referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement, and

WHEREAS, to induce the Investor to purchase the securities hereunder, the Controlling Stockholder has agreed sell and transfer an aggregate of 1,118,000 shares of common stock of the Company held by her to the Company, pursuant to a certain repurchase agreement, to be dated as of the date hereof (the “Repurchase Agreement”); and to make certain representations and warranties with respect to the Company, as more fully set forth therein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Outside Date” means the tenth (10th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Investor pursuant to this Agreement, as set forth on Schedule 1 hereto.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Transaction Documents” means this Agreement, the Repurchase Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.
PURCHASE AND SALE

2.1.

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall, severally and not jointly, purchase from the Company 19,800,000 shares of common stock (the “Shares”) in exchange for Three Hundred Eighty Five Thousand Dollars ($385,000) (the “Purchase Price”) to held in escrow for the benefit of the Company by Pillsbury Winthrop Shaw Pittman, LLP.  The Closing shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, DC  20037 on the Closing Date or at such other location or time as the parties may agree.

2.2.

Closing Deliveries.  (a)  At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i)

a stock certificate evidencing the Shares and registered in the name of the Investor;

(ii)

an officer’s certificate to the effect that (A) each of the conditions specified in this Section 2.2(a) and in Section 5.1 hereof is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities;

(iii)

a certificate by the Secretary of Company attaching and certifying as to the accuracy of (A) its current Certificate of Incorporation and Bylaws, both as amended to the Closing Date, (B) resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby, and (C) a Good Standing Certificate from the Secretary of State for the State of Florida; and the Company shall have delivered to the Investor the Company’s original minute book and all other original corporate documents and agreements as each are available;

(iv)

the resignation and release of each officer of the Company, effective as of the Closing, and the resignation and release of the sole director of the Company, such resignation to be automatically effective on the tenth day following the mailing of an information statement on Schedule 14f-1 to the Company’s stockholders announcing a change of control, and the designees, if any, specified by the Investor will have been appointed as officers and directors of the Company;

(v)

the Transaction Documents; and

(vi)

pay-off letters and/or releases relating to all of the Company’s outstanding indebtedness and liabilities in accordance with Section 3.1(k) hereunder.

(b)

At the Closing, the Investor shall cause to be delivered $385,000, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.

Representations and Warranties of the Company and the Controlling Stockholder

.  Each of the Company, and the Controlling Stockholder to its best knowledge after due inquiry and reasonable investigation, jointly and severally represents and warrants to the Investor that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1):

(a)

SEC Reports.  The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since August 9, 2007, the effective date of the Company’s registration statement on Form SB-2 (the “SEC Reports” and, together with the due diligence materials provided to the Investor in connection with its purchase of the Shares, the “Disclosure Materials”), all of which have complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.  As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)

Organization of Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.  The Company is duly authorized to conduct business and is in good standing under the laws in every jurisdiction in which the ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any entity, directly or indirectly, or have any direct or indirect equity participation in any other entity.  The Company has delivered to the Investor true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof.

(c)

Capitalization; No Restrictive Agreements.

(i)

The Company’s authorized capital stock, as of the date of this Agreement, consists of 75,000,000 shares of Common Stock, $0.01 par value per share, of which 1,318,000 shares are issued and outstanding.

(ii)

The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock.  All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Controlling Stockholder and any third party, or (iii) between or among any of the Company’s stockholders.  The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.

(d)

Financial Statements.  The Company has provided the Investor with audited balance sheets and statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2010 and 2009 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.  The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(e)

Absence of Certain Changes.  Since December 31, 2010, there has not been any event or condition of any character which has materially adversely affected, or may be expected to materially adversely affect, the Company’s business or prospects, including, but not limited to any material adverse change in the condition, assets, Liabilities (existing or contingent) or business of the Company from that shown in the Financial Statements, and the Company has not declared or paid any dividends or sold any assets.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.1(e), “Insolvent” means, with respect to the Company, (i) the present fair saleable value of Company’s assets is less than the amount required to pay the Company’s total Liabilities (existing or contingent), (ii) Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature..

(f)

Legal Proceedings.  As of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a Material Adverse Effect.

(g)

Legal Compliance.  The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of an applicable governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(h)

Filings, Consents and Approvals. Neither the Company nor the Controlling Stockholder are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, as applicable, including the issuance, sale and/or reservation of the Shares other than: (i) disclosure filings required by the Commission and (ii) those that have been made or obtained prior to the date of this Agreement.

(i)

No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Company or the Controlling Stockholder, as applicable, to which it is party and the consummation by the Company or the Controlling Stockholder, as applicable, of the transactions contemplated thereby, including the issuance, sale of the Shares to the Investor, do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company.

(j)

Tax Matters.

(i)

The Company has filed all state and federal tax returns that it was required to file.  All such tax returns were correct and complete in all material respects.  All taxes owed by the Company have been paid. The Company is not currently the beneficiary of any extension of time within which to file any tax return.  No claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction.  There are no security interests or Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax.

(ii)

The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The Company has delivered to the Investor correct and complete copies of all federal and state income and other material tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since inception.

(iii)

The Company does not expect any authority to assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any Liability with respect to any taxes (a “Tax Liability”) of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company and the Controlling Stockholder have knowledge based upon personal contact with any agent of such authority.  No tax returns of the Company have ever been audited or are currently the subject of an audit.

(k)

Liabilities of the Company.  As of the date hereof, the Company has total liabilities that do not exceed $0.00, which liabilities shall be paid off at or prior to the Closing (as evidenced by executed pay-off letters delivered to the Investor at the Closing) and will in no event become the liabilities of the Investor or remain the liabilities of the Company following the Closing.

(l)

Shell Company.  The Company is a Shell Company as defined in Rule 12(b)(2) promulgated under the Exchange Act.  The Company maintains limited operations and does not employ any employees and does not maintain any employee benefit or stock option or similar equity incentive plans.

(m)

Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

3.2.

Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

(a)

Authority. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

Investment Intent.  The Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time.  The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)

Investor Status.  At the time the Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)

General Solicitation.  The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)

Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(f)

Certain Trading Activities.  The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that the Investor was first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)

Source of Funds.  The Investor makes the following representations regarding the source of funds for the Purchase Price:

(i)

The Investor does not contemplate filing for relief under the provision of any applicable Bankruptcy Code, nor is Investor involved in any situation that Investor reasonably anticipates would cause Investor to file for relief under any Chapter of any applicable Bankruptcy Code in the future. Investor further sears, warrants and affirms that any funds which Investor may transfer to the accounts of the Company are not the proceeds of nor are intended for or being transferred in the furtherance of any concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in any bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the Court or government or regulatory official of any kind.

(ii)

The Investor is not transferring assets in an attempt to defeat the collection of any U.S. government obligation(s), U.S. government-backed obligation(s), or any state, local, or national government (be it foreign or domestic) obligation(s) and Investor is aware that doing so may be a crime.

(iii)

The Investor hereby swears, warrants, and affirms that any funds which Investor may transfer to the accounts of the Company are not the proceeds of nor are they intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal, state, local or foreign laws. Such activity may include, but is not limited to: securities fraud or other financial misconduct of any kind; tax evasion; environmental crimes; activity involving drugs or other controlled substances; counterfeiting; espionage; kidnapping; piracy; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; bribery or any violation of the Foreign Corrupt Practices Act; theft; embezzlement; misappropriation of public funds; violations of export or import controls of the United States or any other nation; any crime of violence; computer fraud and abuse; trading with enemies of the United States; forgery; or fraud of any kind. Investor further warrants that all transfers of funds will be in accordance with the Money Laundering Control Act of 1986, as amended; the Bank Secrecy Act of 1970, as amended; the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, as amended; and all other applicable federal, state, local and foreign laws, rules and regulations.

(iv)

The Investor understands that the Company acts in compliance with various laws and regulations intended to detect and report unlawful financial transactions relating, but not limited, to money laundering and terrorist financing. Investor understands that the Company may disclose personal financial information relating to customers and transactions to appropriate law enforcement agencies without providing notice to the individual or object of any such investigation.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.

Transfer of Shares; Legend.  (a)

Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)

Certificates evidencing Shares will contain a legend that is substantially similar to the following legend, until such time as they are not required:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

4.2.

Furnishing of Information.  As long as the Investor owns any Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The obligations in this section shall be the sole responsibility of the Company.

4.3.

Securities Laws Disclosure; Publicity.  On the Business Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of this Agreement and on the Business Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission.

4.4.

Indemnification.

(a)

The Controlling Stockholder agrees to defend, protect, indemnify and hold the Company and the Investor and each of their directors, officers, shareholders, partners, employees and agents (each, a “Controlling Stockholder Indemnitee”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Controlling Stockholder Indemnitee may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company and the Controlling Stockholder in this Agreement or (b) any cause of action, suit or claim brought or made against such Controlling Stockholder Indemnitee by a third party and arising out of or resulting from the Company’s and the Controlling Stockholder’s execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby. In addition to the indemnity contained herein, the Controlling Stockholder will reimburse such Controlling Stockholder Indemnitee for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Similarly, the Investor agrees to defend, protect, indemnify and hold the Company and the Controlling Stockholder and each of their directors, officers, shareholders, partners, employees and agents (each, an “Investor Indemnitee”) harmless from any and all Losses that any Investor Indemnitee may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Investor in this Agreement or (b) any cause of action, suit or claim brought or made against such Investor Indemnitee by a third party and arising out of or resulting from the Investor’s execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby. In addition to the indemnity contained herein, the Investor will reimburse such Investor Indemnitee for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection with a claim of Loss hereunder, as such expenses are incurred.

(b)

Promptly after receipt by a Controlling Stockholder Indemnitee or an Investor Indemnitee (each an “Indemnitee”) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Loss, such Indemnitee shall, if a claim in respect thereof is to be made against an indemnitor under this Agreement (each an “Indemnitor”), deliver to the Indemnitor a written notice of the commencement thereof, and the Indemnitor shall have the right to participate in the defense thereof with its own counsel; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the Indemnitor, if the named parties to such proceeding include both the Indemnitor and the Indemnitee and, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by counsel in such proceeding.  The Indemnitee shall cooperate fully with the Indemnitor in connection with any negotiation or defense of any such action or claim by the Indemnitor and shall furnish to the Indemnitor all information reasonably available to the Indemnitee which relates to such action or claim.  The Indemnitor shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Indemnitor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnitor shall not unreasonably withhold, delay or condition its consent.  The Indemnitor shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee.  Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee, except to the extent that the Indemnitor is prejudiced in its ability to defend such action.

(c)

The indemnification required by this Agreement shall be made by periodic payments of the amount thereof during the course of the defense against any of the Losses, reasonably promptly upon the receipt by such Indemnitee of written bills (with such appropriate supporting information as is reasonably requested by the Indemnitor that a Loss has been incurred and the amount thereof (together with such appropriate supporting information as is reasonably requested by the Indemnitor); provided that the Indemnitee, as applicable, shall reimburse all such payments to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder.

(d)

To the extent that the undertaking by the Indemnitor hereunder may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.

(e)

Except with respect to the covenant to cause the timely filing of the Company’s Form 10-K at Section 4.6 below, in no event shall an Indemnitor be liable to an Indemnitee for any breach of section 4.2 hereunder.

(f)

Notwithstanding anything else contained herein, the aggregate amount payable by the Indemnitors collectively hereunder shall not exceed $385,000, which is equal to the Purchase Price of the Shares being purchased hereunder.

4.5.

Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6.

Filing of Form 10-K.  The Controlling Stockholder acknowledges that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”) is due to be filed with the SEC on or before Thursday, March 31, 2011, which date is after the Closing, but that the Investor will not be in a position to report on or to certify as to the condition of the Company as at December 31, 2010.  Accordingly, the Company and the Controlling Stockholder hereby agree to cause the preparation and audit of the Form 10-K and related financial statements at its own expense, and to cause the filing of such Form 10-K prior to the Closing Date.

4.7.

Further Action..  The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.

Conditions Precedent to the Obligations of the Investor to Purchase Shares.  The obligation of the Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)

Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(b)

Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(c)

Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(d)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(e)

Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(f)

No Suspensions of Trading in Common Stock.  Trading in the Common Stock shall not have been suspended by the Commission (except for any suspensions of trading of not more than one Business Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a trading market or quoted on an over-the-counter electronic quotation system;

(g)

Due Diligence Review.  The Investor shall have completed its business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to the Investor;

(h)

Filing of 10-K.

The Company shall have filed its Annual Report on Form 10-K for the year ended December 31, 2010 with the U.S. Securities and Exchange Commission, in the form and substance reasonably acceptable to the Investor or its legal counsel; and

(i)

Share Repurchase.  The Company shall have simultaneously consummated the Repurchase Agreement.

(j)

Termination.  This Agreement shall not have been terminated as to the Investor in accordance with Section 6.5.

5.2.

Conditions Precedent to the Obligations of the Company to Sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)

Performance.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)

Termination.  This Agreement shall not have been terminated as to the Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.2.

Entire Agreement.  This Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.

6.3.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company or the Controlling Stockholder, to:

Justeene Blankenship, PLLC

7069 S. Highland Dr., Suite 300

Salt Lake City, UT 84121

Attention:  Justeene Blankenship
Facsimile No.:  801.274.1099

Telephone No.: 801.274.1088

If to the Investor, to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.

Washington, DC  20037
Attention:  Brian J. Buck, Esq.
Facsimile No.:  202.663.8007
Telephone No.: 202.663.8347

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by all Parties.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.

Termination.  This Agreement may be terminated prior to Closing:

(a)

by written agreement of the Investor and the Company; and

(b)

by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investor. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under this Agreement as a result therefrom.

6.6.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investor.”

6.8.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4 (as to the Indemnitees).

6.9.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, in any Proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 6.3 above. Nothing in this Section 6.9, however, shall affect the right of any Party to bring any Proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares for a period of 24 months, provided, however, that the representations contained in Sections  3.1(c) and (g) shall survive for a period equal to the applicable statute of limitations.

6.11.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Investor exercises a right, election, demand or option hereunder and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.

Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, including an open penalties lost instrument bond, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15.

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.

Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor under this Agreement or the Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.

Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor hereunder are the sole obligations of the Investor.  The decision of the Investor to purchase Shares pursuant to this Agreement has been made by the Investor independently of any other Investor.  The Investor acknowledges that no other Investor has acted as agent for the Investor in connection with making its investment hereunder and that no Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.  The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

6.18.

Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly hereunder,  of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or the Investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of the Investor.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GOOD EARTH LAND SALES COMPANY

By: /s/ Petie Maguire
Name: Petie Maguire

Title: President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR CONTROLLING STOCKHOLDER AND INVESTOR FOLLOWS]

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By: /s/ Petie Maguire
Name: Petie Maguire

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTOR FOLLOWS]

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRESOR JEWELLERY GROUP LIMITED

By: /s/ Ou Chu Pan
Name: Mr. Ou Chu Pan

       Title: Chairman

Signature Page to Securities Purchase Agreement

-

SCHEDULE 1

Investor Name	Shares	Percentage of Outstanding Shares	Aggregate Purchase Price
Tresor Jewellery Group Limited	19,800,000	99%	$ 385,000.00
TOTAL	19,800,000	99%	$ 385,000.00